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                                                                    EXHIBIT 99.1



November 26, 2003

TECUMSEH PRODUCTS COMPANY
(NASDAQ:  TECUA and TECUB)

                   RALPH W. BABB, JR. RESIGNED AS DIRECTOR OF
                            TECUMSEH PRODUCTS COMPANY

Tecumseh, Michigan, November 26, 2003 . . . . Tecumseh Products Company today announced that Ralph W. Babb, Jr. has resigned as a director. "On behalf of the Board of Directors, I would like to take this opportunity to thank Ralph Babb for his dedication and service to Tecumseh Products," commented Todd W. Herrick, Chairman of the Board.

Tecumseh Products Company is a full line, independent global manufacturer of mechanical and electrical components essential to industries creating end products for health, comfort and convenience. Our products include hermetic compressors for air conditioning and refrigeration applications, gasoline engines and power train components for lawn and garden applications, and pumps. Our products are sold in over 100 countries around the world. Worldwide sales for the year ended December 31, 2002 were approximately $1.4 billion.




Contact:    Pat Walsh
            Director of Investor Relations
            Tecumseh Products Company
            (517) 423-8455